UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2025
LENZ THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40532	84-4867570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Lomas Santa Fe Dr., Suite 300
Solana Beach, California	92075
(Address of principal executive offices)	(Zip code)
(858) 925-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	LENZ	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
On September 30, 2025, LENZ Therapeutics, Inc. (“LENZ”) issued a press release announcing the availability of VIZZ™ (aceclidine ophthalmic solution) 1.44%, the first and only aceclidine-based eye drop approved in the United States by the U.S. Food and Drug Administration (“FDA”) for the treatment of presbyopia in adults. A copy of the press release is furnished herewith as Exhibit 99.1.
The information contained in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly provided by specific reference in such a filing.
Item 8.01 Other Events.

As set forth above, on September 30, 2025, LENZ announced that VIZZ (aceclidine ophthalmic solution) 1.44%, the first and only FDA-approved aceclidine-based eye drop for the treatment of presbyopia in adults, is now available. Professional product sample distribution by LENZ's sales force to optometrists and ophthalmologists has been initiated nationwide. Commercial product shipments will be initiated to consumers in October through LENZ's ePharmacy partner and is anticipated to be broadly available, including via retail pharmacies, by mid-Q4 2025.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated September 30, 2025.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 30, 2025

LENZ THERAPEUTICS, INC.

By:	/s/ Daniel Chevallard
Name:	Daniel Chevallard
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)